UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024

KINTARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Pacific Heights Blvd, Suite 150 San Diego, CA		92121
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (858) 350-4364

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 2, 2024, Kintara Therapeutics, Inc. (“Kintara”), Kayak Mergeco, Inc., a wholly-owned subsidiary of Kintara incorporated in the State of Delaware (“Merger Sub”), and TuHURA Biosciences, Inc., a Delaware corporation (“TuHURA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into TuHURA, with TuHURA surviving the merger and becoming a direct, wholly-owned subsidiary of Kintara (the “Merger”). The Merger is expected to be completed in the third quarter of 2024.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each then-outstanding share of TuHURA common stock, par value $0.001 per share (the “TuHURA Common Stock”) (other than any shares held in treasury and Dissenting Shares (as defined in the Merger Agreement)) will be converted into shares of Kintara common stock, par value $0.001 per share (the “Kintara Common Stock”) equal to the Exchange Ratio, as such term is defined in the Merger Agreement and described below, (ii) each then-outstanding TuHURA stock option will be assumed and converted into an option to purchase shares of Kintara Common Stock, subject to certain adjustments as set forth in the Merger Agreement, and (iii) each then-outstanding warrant to purchase shares of TuHURA Common Stock (the “TuHURA Warrants”) will be assumed and converted into and exchangeable for a warrant of like tenor entitling the holder to purchase shares of Kintara Common Stock, subject to certain adjustments as set forth in the Merger Agreement. In addition to the foregoing, the Merger Agreement provides that, at the closing of the Merger, the corporate name of Kintara will be changed to “TuHURA Biosciences, Inc.”

On a pro forma basis, TuHURA equityholders would own approximately 97.15% of the combined company on an “as converted” to Kintara Common Stock basis (or 94.55% of the combined company after giving effect to the issuance of the CVR Shares (as defined below)) and Kintara equityholders as of immediately prior to the Effective Time would own approximately 2.85% of the combined company (or 5.45% of the combined company after giving effect to the issuance of the CVR Shares) (excluding in each such case the effect of out-of-the-money options and warrants of Kintara that will remain outstanding after the Merger). The Exchange Ratio will be equal to the quotient obtained by dividing (a) the Company Merger Shares by (b) the Company Outstanding Shares, as those terms are defined and further described in the Merger Agreement, which has the effect and purpose of determining the number of shares to be issued to TuHURA stockholders (or issuable to TuHURA option and warrant holders in respect of such options and warrants) based on the relative valuations and fully-diluted shares of each of Kintara and TuHURA as of immediately prior to the closing of the Merger. For purposes of calculating the Exchange Ratio, (i) shares of Kintara Common Stock underlying Kintara stock options and warrants outstanding as of immediately prior to the closing of the Merger with an exercise price per share of greater than or equal to $0.20 (subject to adjustment pursuant to the Merger Agreement) will be disregarded, (ii) all shares of Kintara preferred stock, par value $0.001 per share (“Kintara Preferred Stock”) will be deemed outstanding on an “as converted” to Kintara Common Stock basis and (iii) all shares of TuHURA Common Stock underlying TuHURA stock options and warrants will be deemed to be outstanding.

In connection with the Merger, Kintara will seek the approval of its stockholders to, among other things, (a) approve the Merger Agreement and the transactions contemplated thereby, (b) if deemed necessary by the parties, amend Kintara’s articles of incorporation (x) to increase the number of authorized shares of Kintara Common Stock and/or (y) to effect a reverse stock split of Kintara Common Stock, (c) elect the post-closing directors of Kintara as contemplated by the Merger Agreement, (d) approve the reincorporation of Kintara from the State of Delaware to the State of Nevada and (e) approve a new equity compensation plan in a form approved by Kintara and TuHURA ((a), (b) and (c), collectively, the “Required Kintara Stockholder Proposals” and (a), (b), (c), (d) and (e), collectively, the “Kintara Stockholder Matters”).

Each of Kintara and TuHURA has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) obtaining the requisite approval of its respective stockholders, (2) non-solicitation of alternative acquisition proposals, (3) the conduct of its respective business during the period between the signing of the Merger Agreement and the closing of the Merger and (4) Kintara filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement to register the shares of Kintara Common Stock to be issued in connection with the Merger (the “Registration Statement”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) approval by the requisite Kintara stockholders of the Required Kintara Stockholder Proposals, (2) adoption and approval by the requisite TuHURA stockholders of the Merger Agreement and the transactions contemplated thereby, (3) the effectiveness of the Registration Statement, (4) the Parent Closing Net Cash (as defined in the Merger Agreement) being no less than $750,000 if the Effective Time is on or before June 30, 2024; $625,000 if the Effective Time is between July 1, 2024 and July 31, 2024; 500,000 if the Effective Time is between August 1, 2024 and August 31, 2024; or $0 if the Effective Time is on or after September 1, 2024, (5) the holders of at least 50% of TuHURA’s outstanding shares of common stock on an “as converted” basis (which includes the outstanding shares of TuHURA’s common stock and preferred stock) executing Lock-Up Agreements (as defined below), and (6) TuHURA receiving an aggregate amount of cash no less than $20 million from the offering of its convertible notes. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to the applicable materiality standard, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger.

The Merger Agreement contains certain termination rights for both Kintara and TuHURA, including the right to terminate the Merger Agreement in the event of a triggering event tied to an adverse recommendation change or an acquisition proposal. In addition, either Kintara or TuHURA may terminate the Merger Agreement if the Merger is not consummated on or before November 1, 2024 (the “End Date”), provided that the End Date may be extended by either party for up to sixty (60) days in the event that the SEC has not declared effective the Registration Statement by the date which is sixty (60) days prior to the End Date. Upon termination of the Merger Agreement under specified circumstances, Kintara may be required to pay TuHURA a termination fee of $1 million or reimburse TuHURA’s expenses up to a maximum of $750,000, and TuHURA may be required to pay Kintara a termination fee of $1 million or reimburse TuHURA’s expenses up to a maximum of $750,000.

At the Effective Time, the board of directors of Kintara (the “Board”) is expected to consist of five members, four of whom will be designated by TuHURA and one of whom will be designated by Kintara. At the Effective Time, the officers of TuHURA as of immediately prior to the Effective Time will become the officers of Kintara.

Certain Agreements Related to the Merger

Support Agreements

Concurrently with the execution of the Merger Agreement, (i) certain stockholders of TuHURA have entered into support agreements with Kintara and TuHURA to vote all of their shares of capital stock of TuHURA in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby (the “TuHURA Support Agreement”) and (ii) officers and directors of Kintara (solely in their respective capacities as Kintara stockholders) have entered into support agreements with Kintara and TuHURA to vote all of their shares of capital stock of Kintara in favor of the Kintara Stockholder Matters and against any alternative acquisition proposals (the “Kintara Support Agreement”).

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, certain stockholders of TuHURA and Robert Hoffman, the Chief Executive Officer of Kintara, have entered into lock-up agreements (the “Lock-Up Agreement”), pursuant to which, subject to specified exceptions, they have agreed not to transfer their shares of Kintara Common Stock during the 180-day period following the closing of the Merger. In addition, under the Merger Agreement, additional stockholders of TuHURA, representing no less than 50% of TuHURA’s outstanding shares of common stock on an “as converted” basis (which includes the outstanding shares of TuHURA’s common stock and preferred stock) executing Lock-Up Agreements prior to the closing of the Merger.

Contingent Value Rights Agreement

At or prior to the Effective Time, Kintara will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with Mountain Share Transfer Inc. (“Rights Agent”), pursuant to which Kintara Common Stock holders, Kintara Series C Preferred Stock holders and Kintara Common Stock warrant holders, in each case, as of record as of the close of business on the business day immediately prior to the Effective Time, will receive one contingent value right (each, a “CVR”) for each outstanding share of Kintara Common Stock held by such stockholder (or, in the case of the warrants and holders of Series C Kintara Preferred Stock, each share of Kintara Common Stock for which such warrant is exercisable or which such Series C Kintara Preferred Stock is settable into as of such date). Each CVR shall entitle the holder thereof to receive its portion of 53,897,125 shares of Kintara Common Stock (the “CVR Shares”) if Kintara (i) enrolls a minimum of ten cutaneous metastic breast cancer patients in a study to determine whether a dose of REM-001 lower than 1.2 mg/kg elicits a treatment effect similar to that seen in prior studies of REM-001 at the 1.2 mg/kg dose and (ii) such patients enrolled in the study complete eight weeks of follow-up, in each case, on or before December 31, 2025 (the “Milestone”).

The payment date for the CVR Shares will be within 10 business days after the rights agent receives the CVR Shares as the payment for achievement of the Milestone. In the event that the Milestone is not achieved, holders of the CVRs will not receive any CVR Shares pursuant to the CVR Agreement. There can be no assurances that any holders of CVRs will receive any CVR Shares with respect thereto.

The CVRs are not transferable, except in certain limited circumstances as will be provided in the CVR Agreement, will not be certificated or evidenced by any instrument and will not be listed for trading on any exchange.

The preceding summaries do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of Kintara Support Agreement, the form of TuHURA Support Agreement, the form of Lock-Up Agreement and the form of Contingent Value Rights Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about TuHURA or Kintara or to modify or supplement any factual disclosures about Kintara in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of TuHURA, Kintara and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of TuHURA, Kintara or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Bonus

On April 2, 2024, the Board approved a one-time special bonus to Mr. Hoffman in the amount of $327,030 for his service as Kintara’s Chief Executive Officer.

Director Fees

As previously disclosed, on November 20, 2023, the Board agreed to defer payments of fees earned by directors for serving on the Board. On April 2, 2024, the Board agreed to (i) resume the payment of fees earned by directors for serving on the Board and (ii) pay an aggregate of $93,000 in accrued fees to such directors.

Item 7.01. Regulation FD Disclosure.

On April 3, 2024 Kintara and TuHURA issued a joint press release announcing the execution of the Merger Agreement. Following the publication of the press release, Kintara and TuHURA will host a joint conference call at 8:30 a.m. (Eastern Time) on April 3, 2024, via webcast, to discuss the proposed Merger. In addition, Kintara and TuHURA provided supplemental information regarding the Merger in a joint investor presentation. Copies of the press release, the conference call transcript and the investor presentation are attached hereto as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3, respectively. The press release, conference call transcript, the investor presentation, and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01. Other Events.

In connection with the proposed Merger, TuHURA has a $31 million subscribed financing of convertible notes. Pursuant to their terms, the convertible notes will automatically convert into shares of TuHURA common stock prior to the Effective Time and be exchanged for Kintara Common Stock pursuant to the Exchange Ratio.

Forward-Looking Statements

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 contain forward-looking statements based upon Kintara’s and TuHURA’s current expectations. This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. These statements are only predictions. Kintara and TuHURA have based these forward-looking statements largely on their then-current expectations and projections about future events, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of Kintara’s and TuHURA’s control, and actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) the risk that the conditions to the closing or consummation of the proposed Merger are not satisfied, including the failure to obtain stockholder approval for the proposed Merger; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Kintara and TuHURA to consummate the transactions contemplated by the proposed Merger; (iii) risks related to Kintara’s and TuHURA’s ability to correctly estimate their respective operating expenses and expenses associated with the proposed Merger, as applicable, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the resulting combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the proposed Merger by either Kintara or TuHURA; (v) the effect of the announcement or pendency of the proposed Merger on Kintara’s or TuHURA’s business relationships, operating results and business generally; (vi) costs related to the proposed Merger; (vii) the outcome of any legal proceedings that may be instituted against Kintara, TuHURA, or any of their respective directors or officers related to the Merger Agreement or the transactions contemplated thereby; (vii) the ability of Kintara or TuHURA to protect their respective intellectual property rights; (viii) competitive responses to the proposed Merger; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) whether the combined business of TuHURA and Kintara will be successful; (xi) legislative, regulatory, political and economic developments; and (xii) additional risks described in the “Risk Factors” section of Kintara’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in Kintara’s registration statements, reports and other filings with the SEC, which are available on Kintara’s website, and at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither Kintara nor TuHURA can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Kintara and TuHURA undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Additional Information about the Proposed Merger and Where to Find It

This Current Report on Form 8-K does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This Current Report on Form 8-K relates to the proposed Merger of Kintara and TuHURA. In connection with the proposed Merger, Kintara will file a Registration Statement on Form S-4, which will include a document that serves as a prospectus and proxy statement of Kintara (the “proxy statement/prospectus”), and Kintara will file other documents regarding the proposed Merger with the SEC. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED MERGER. A definitive proxy statement/prospectus will be sent to Kintara’s stockholders. Investors and security holders will be able to obtain these documents (when available) free of charge from the SEC’s website at www.sec.gov. In addition, investors and stockholders should note that Kintara communicates with investors and the public using its website (www.kintara.com), the investor relations website (https://www.kintara.com/investors) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Kintara with the SEC, and stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

Participants in the Solicitation

Kintara, TuHURA and their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies from Kintara and TuHURA stockholders in respect of the proposed Merger. Information about Kintara’s directors and executive officers is available in Kintara’s proxy statement, which was filed with the SEC on September 11, 2023 for the 2023 Annual Meeting of Stockholders, Kintara’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, which was filed with the SEC on September 18, 2023. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed Merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC and Kintara as indicated above.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 2, 2024, by and among Kintara Therapeutics, Inc., Kayak Mergeco, Inc., and TuHURA Biosciences, Inc.
10.1	Form of Kintara Support Agreement

10.2	Form of TuHURA Support Agreement
10.3	Form of Lock-Up Agreement
10.4	Form of Contingent Value Rights Agreement
99.1	Press release of Kintara Therapeutics, Inc. issued April 3, 2024
99.2	Conference Call Transcript
99.3	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Kintara hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTARA THERAPEUTICS, INC.

Date: April 3, 2024	By:	/s/ Robert E. Hoffman
Name: Robert E. Hoffman
Title: Chief Executive Officer